$65,000.00                                                      January 6, 1998
                                    TERM NOTE

                  For value received and intending to be legally bound, VERMONT PURE SPRINGS, INC., a Delaware corporation having a business address in Randolph, Vermont ("Maker"), hereby promises to pay to the order of SAGAMON SPRING WATER OF VERMONT, INC, P.O. Box 907, Rutland, VT 05701 ("Payee"), after date, the principal sum of Sixty Five Thousand Dollars ($65,000.00), together with interest thereon upon the terms and conditions hereinafter set forth.

                           Term and Interest Rate.  This Note shall be for a
term of five (5) years or until January 5, 2003, shall be fully amortizing, and interest shall accrue on the outstanding principal balance hereof at a per annum rate equal to the prime rate as established from time to time by Chase Manhattan Bank, N.A. Interest shall be calculated on a three hundred sixty five (365) day year for the actual number of days elapsed in each calendar year.

                           Payments.

                                    Interest.  Interest that accrues on the
outstanding principal balance hereof at the rate set forth above shall be due and payable in equal montly installments commencing on February 5, 1998.

                                    Principal Balance.  The principal balance of
this Note shall be payable (I) in equal and consecutive monthly based on a five (5) year amortization of principal installments commencing on January 5, 1998 and one final payment, on January 5, 2003, of the entire outstanding principal balance hereof and all accrued interest and all other sums due and owing hereunder.

                           Prepayment.  Maker shall have the right to prepay,
without premium or penalty, the principal sum hereof, in whole or in part, at any time, provided that such repayment is accompanied by the payment of all interest accrued hereunder to the date of prepayment and all other fees and charges due hereunder.

                           Place of Payment.  Principal and interest hereunder
shall be payable to Fred Beauchamp and Jim Creed c/o Sagamon Spring Water of Vermont, Inc, P.O. Box 907, Rutland, VT 05701.

                           Default; Acceleration; Remedies.  Should there occur
an event of default hereunder, and if such default is not cured by Maker within thirty (30) business days after receipt by Maker of written notice from Payee, detail such default, then Payee, at option, may declare in writing immediately due and payable the entire unpaid balance of principal and all other sums due by Maker hereunder, together with interest accrued thereon at the applicable rate specified herein to the date of default and thereafter at the Default Rate. Upon such a declaration of all such sums becoming due and payable by reason of such event of default, payment thereof may be enforced and recovered in whole or in part at any time by one or more of the remedies provided to Payee in this Note.

                           Severability.  If any provision of this Note is held
to be invalid or enforceable by a court of competent jurisdiction, the other provisions of this Note remain in full force and effect and shall be liberally construed in favor of Payee in order to effect the provisions of this Note.

                           Limitation of Interest to Maximum Lawful Rate.  In no
event shall the rate of interest payable hereunder exceed the maximum rate of interest permitted to be charged by applicable law (including the choice of law rules) and any interest paid in excess of the permitted rate shall be refunded to Maker. Such refund shall be made by application of the excessive amount of interest paid against any sums outstanding and shall be applied in
such order as Payee may determine.   If  the  excessive   amount  of  interest
paid exceeds the sums outstanding, the portion exceeding the said sums outstanding shall be refunded in cash to Maker by Payee. Any such crediting or refund shall not cure or waive any default by Maker hereunder.

                           Applicable Law.  This instrument shall be governed by
and construed according to the laws of the State of Vermont.

                           Captions.  The option or headings of the paragraphs
in this Note are for convenience only and shall not control or affect the meaning or construction of any of the terms or provisions of this Note.

                           Construction.  Whenever used, the singular number
shall include the plural, the plural the singular and the use of any gender shall be applicable to all genders. The words "Payee" and "Maker" shall be deemed to include the respective heirs, personal representatives, successors and assigns of Payee and Maker.




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                  IN WITNESS  WHEREOF,  Maker,  intending  to be  legally  bound hereby, has caused this Note to be duly executed the day and year first above written.

                                                     VERMONT PURE SPRINGS, INC.


                                                By:___________________________

                                                Title:________________________


ATTEST:

By:_________________________

Title:______________________


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